SUB-ITEM 77Q1(a)(2)

                                                      MFS MUNICIPAL SERIES TRUST

The Trust's Amended and Restated By-Laws dated January 1, 2002 as revised September 18, 2002 are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission on October 16, 2002. Such document is incorporated herein by reference.